UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2006

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-06544 (Commission File Number)	74-1648137 (IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Approval of 2006 Supplemental Performance Based Bonus Plan
     On June 9, 2006, in connection with its continuous re-evaluation of SYSCO’s pay-for-performance compensation strategy, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“SYSCO” or the “Company”) recommended, and the full Board approved, the 2006 Supplemental Performance Based Bonus Plan (the “Supplemental Plan”) which, upon implementation, will result in an adjustment to the structure of the annual incentive pay of Richard J. Schnieders, the Company’s President, Chief Executive Officer and Chairman of its Board of Directors, and the Company’s Executive and Senior Vice Presidents (the Chief Executive Officer and Executive and Senior Vice Presidents are collectively referred to as “Participants” or individually as a “Participant” for purposes of the Supplemental Plan). Upon its effective date, the Supplemental Plan will supersede the Company’s 2004 Supplemental Performance Based Bonus Plan for its Chief Executive Officer (the “Prior Plan”). No further awards will be granted under the Prior Plan following such date, but any awards previously granted under the Prior Plan that have not yet been paid as of that date will continue to remain outstanding and will be payable in accordance with the Prior Plan and the applicable grant agreements or programs. The purpose of the Supplemental Plan is to increase stockholder value and to advance the interests of SYSCO and its subsidiaries by aligning a portion of a Participant’s overall compensation package to his or her individual performance, or in certain cases participation in team performance, by making adjustments to such Participant’s compensation as set forth in the Supplemental Plan, in order to provide financial incentives for performance that “exceeds expectations,” and disincentives for performance that is “below expectations.”
The key components of the Supplemental Plan are as follows:
1.	The Committee shall from time to time establish certain performance goals by which to measure the performance of the Participants (the “Performance Goals”).

2.	After the end of the fiscal year, the Committee, or such person or persons designated by the Committee, shall complete an evaluation of the Participant’s performance for such fiscal year, which may include an evaluation of the Participant’s individual performance against the Performance Goals as well as an evaluation of the collective performance of certain designated Participants under the Supplemental Plan based on the collective Participants’ alignment with the strategy initiatives of the Company and the Company’s fiscal year goals. Based on the evaluation with respect to the Performance Goals, the compensation of the Participant will be adjusted, in the sole discretion of the Committee, as follows:
a.	If the Participant’s performance “exceeds expectations,” the Participant will be entitled to receive a cash bonus under the Plan of up to 25% (as determined by the Plan Committee in its sole and absolute discretion) of the bonus earned by the Participant under the 2005 Sysco Corporation Management Incentive Plan, as it may be amended (the “MIP Bonus”), with respect to that Fiscal Year (the “Performance Bonus”);

b.	If the Participant’s performance is “below expectations,” the Participant’s MIP Bonus will be reduced by up to 25% of such MIP Bonus; and

c.	If the Participant’s performance “meets expectations,” the Participant will neither receive a Performance Bonus nor have his or her MIP Bonus reduced.
3. The Committee has sole discretion to:
a.	to adopt, alter and repeal such rules, guidelines and practices governing the Supplemental Plan as it shall, from time to time, deem advisable;

b.	to interpret the terms and provisions of the Supplemental Plan and any award issued under the Supplemental Plan (and any agreements relating thereto) including without limitation the manner of determining and applying the financial and accounting concepts discussed in the Plan;

c.	to otherwise supervise the administration of the Supplemental Plan; and

d.	except as to the application of the Supplemental Plan to executive officers, to delegate such authority provided to it hereunder as it may deem necessary or appropriate to the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and any Executive Vice President, and any of them individually.
Approval of Fiscal Year 2007 Supplemental Bonus Agreement with CEO under the 2006 Supplemental Performance-Based Plan
     On June 14, 2006, the Committee approved the form of Fiscal Year 2007 CEO Supplemental Bonus Agreement to be entered into under the Supplemental Plan. SYSCO and Mr. Schnieders are expected to enter into the agreement no later than June 30, 2006.
     In addition to those provisions of the Supplemental Plan previously described above, the agreement contains the following material provisions:
     Increase in Management Incentive Plan (“MIP”) Bonus. As disclosed above, if the Committee determines that Mr. Schnieders’ annual performance for fiscal 2007 has exceeded expectations, as determined by the Committee based on their annual review of Mr. Schnieders against the criteria set forth in the Supplemental Plan and specified in the agreement, Mr. Schnieders will be entitled to an additional bonus equal to up to 25% of any bonus to which he may be entitled under the MIP with respect fiscal 2007, as determined by the Committee in its sole discretion. Any such bonus would be paid solely under the Supplemental Plan, not the MIP, and would be included in the calculation of that portion of Mr. Schnieders’ compensation that is subject to the $1 million dollar cap placed on certain compensation deductions allowed to be taken by SYSCO under Section 162(m) of the Internal Revenue Code. This means that based on Mr. Schnieders’ overall compensation package, it is likely that any such bonuses would not be deductible. The amount of any Additional Shares and Additional Cash Bonus, as those terms are defined in the MIP, awarded to Mr. Schnieders under the MIP shall be determined without regard to any additional bonus under the Supplemental Plan. Mr. Schnieders will not receive any payment under the Supplemental Plan if he does not also earn a bonus under the MIP.

     Reduction in MIP Bonus. Mr. Schnieders will agree that if his performance for fiscal 2007 is below expectations, as determined by the Committee based on their annual review of Mr. Schnieders against the criteria set forth in the Supplemental Plan and specified in the agreement, his MIP bonus for fiscal 2007 shall be reduced by up to 25% of his Total MIP Bonus (as defined below), the amount of such reduction to be determined by the Committee in its sole discretion. The amount of any Additional Shares and Additional Cash Bonus, as those terms are defined in the MIP, awarded to Mr. Schnieders under the MIP shall be determined after reducing the MIP bonus by any forfeited amount.
     Total MIP Bonus. The term “Total MIP Bonus” means the bonus earned by Mr. Schnieders under the MIP for fiscal 2007, without regard to any additional amounts he may be entitled to receive under the MIP as a result of elections made by him. The Total MIP Bonus will not include any SYSCO matching contributions resulting from the deferral of all or a portion of the MIP Bonus under any SYSCO deferral plan.
     Termination of Employment. If Mr. Schnieders’ employment with SYSCO terminates for any reason prior to the end of fiscal 2007, including, without limitation, as a result of death, disability or following a change of control of SYSCO, and if his performance through the date of termination in 2007 exceeds expectations, as determined by the Committee based on a review of Mr. Schnieders against the criteria set forth in the Supplemental Plan and specified in the agreement, he may, in the discretion of the Committee, be awarded a bonus under the Supplemental Plan, but only if he is entitled to receive a bonus under the MIP pursuant to the terms of his severance agreement with SYSCO. In such an event, the Committee may exercise its discretion to award Mr. Schnieders a bonus equal to up to 25% of his Total MIP Bonus. In no event, however, if Mr. Schnieders’ employment with SYSCO terminates prior to the end of fiscal 2007 may his MIP bonus be reduced pursuant to the terms of the Supplemental Plan.
     Payment and Deferral. Any performance bonus earned under the Supplemental Plan will be paid in cash as soon as administratively feasible following the Committee’s determination of Mr. Schnieders’ entitlement thereto; provided however, that the performance bonus must be paid before the later of (i) the date that is 2 1/2 months from the end of Mr. Schnieders’ first taxable year in which the performance bonus is no longer subject to a substantial risk of forfeiture or (ii) the date that is 2 1/2 months from the end of SYSCO’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. In addition, in no event will the performance bonus increase the amount of compensation earned by Mr. Schnieders under the MIP (by way of example, the performance bonus will not increase either the “Additional Shares” or the “Additional Cash Bonus” (as such terms are defined in the MIP) pursuant to Sections 6(A) and 6(B) of the MIP).
Approval of Fiscal Year 2007 Supplemental Bonus Agreement with Executive and Senior Vice Presidents under the 2006 Supplemental Performance-Based Plan
     On June 14, 2006, the Committee approved the form of Fiscal Year 2007 Supplemental Bonus Agreement to be entered into under the Supplemental Plan with Executive and Senior Vice Presidents. SYSCO and each Executive and Senior Vice President (each an “Executive”)

individually are expected to enter into the agreements no later than June 30, 2006. Each Executive will be evaluated, together with certain other designated participants under the Supplemental Plan, as a group (the “Management Team”), based on the Committee’s judgment of the Management Team’s alignment with (i) the Company’s fiscal year goals; and (ii) the strategy initiatives of the Company. In addition, each Executive will be evaluated individually based on the Executive’s contribution to maximizing the Management Team’s collective performance.
     Increase in Management Incentive Plan (“MIP”) Bonus. As disclosed above, if the Committee determines that the Executive’s annual performance for fiscal 2007 has exceeded expectations, as determined by the Committee based on their annual review of the Executive against the criteria set forth in the Supplemental Plan and specified in the agreement, the Executive will be entitled to an additional cash bonus of up to 25% of any bonus to which he or she may be entitled under the MIP with respect fiscal 2007 (a “Performance Bonus”), as determined by the Committee in its sole discretion. Any such bonus would be paid solely under the Supplemental Plan, not the MIP, and would be included in the calculation of that portion of the Executive’s compensation that is subject to the $1 million dollar cap placed on certain compensation deductions allowed to be taken by SYSCO under Section 162(m) of the Internal Revenue Code. This means that based on the Executives’ overall compensation package, it is likely that any such bonuses would not be deductible. The amount of any Additional Shares and Additional Cash Bonus, as those terms are defined in the MIP, awarded to the Executive under the MIP shall be determined without regard to any additional bonus under the Supplemental Plan. The Executive will not receive any payment under the Supplemental Plan if he or she does not also earn a bonus under the MIP.
     In addition to those provisions of the Supplemental Plan and agreement previously described above, the agreement contains the following material provisions:
     Reduction in MIP Bonus. The Executive will agree that if his or her performance for fiscal 2007 is below expectations, as determined by the Committee based on their annual review of Executive against the criteria set forth in the Supplemental Plan and specified in the agreement, his or her MIP bonus for fiscal 2007 shall be reduced by up to 25% of his or her Total MIP Bonus (as defined below), the amount of such reduction to be determined by the Committee in its sole discretion. The amount of any Additional Shares and Additional Cash Bonus, as those terms are defined in the MIP, awarded to the Executive under the MIP shall be determined after reducing the MIP bonus by any forfeited amount.
     Total MIP Bonus. The term “Total MIP Bonus” means the bonus earned by the Executive under the MIP for fiscal 2007, without regard to any additional amounts he or she may be entitled to receive under the MIP as a result of elections made by him or her. The Total MIP Bonus will not include any SYSCO matching contributions resulting from the deferral of all or a portion of the MIP Bonus under any SYSCO deferral plan.
     Termination of Employment. If the Executive has entered into a severance agreement with SYSCO and the Executive’s employment with SYSCO terminates for any reason prior to the end of fiscal 2007, including, without limitation, as a result of death, disability or following a change of control of SYSCO, and if the Executive’s performance through the date of termination in 2007 exceeds expectations, as determined by the Committee based on a review of the Executive against the criteria set forth in the Supplemental Plan and specified in the agreement, he or she may, in the discretion of the Committee, be awarded a bonus under the Supplemental Plan, but only if he or she is entitled to receive a bonus under the MIP pursuant to the terms of his or her severance agreement with SYSCO. In such an event, the Committee may exercise its discretion to award the Executive a bonus equal to up to 25% of his or her Total MIP Bonus. In no event, however, if the Executive’s employment with SYSCO terminates prior to the end of fiscal 2007 may his or her MIP bonus be reduced pursuant to the terms of the Supplemental Plan. If the Executive has not entered into a severance agreement with SYSCO and the Executive’s employment with SYSCO terminates for any reason prior to the end of fiscal 2007, including, without limitation, as a result of death, disability or following a change of control of SYSCO, the Executive shall not be entitled to any Performance Bonus for such fiscal year.
     Payment and Deferral. Any Performance Bonus earned under the Supplemental Plan will be paid in cash as soon as administratively feasible following the Committee’s determination of the Executive’s entitlement thereto; provided however, that the Performance Bonus must be paid before the later of (i) the date that is 2 1/2 months from the end of the Executive’s first taxable year in which the performance bonus is no longer subject to a substantial risk of forfeiture or (ii) the date that is 2 1/2 months from the end of SYSCO’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. In addition, in no event will the Performance Bonus increase the amount of compensation earned by the Executive under the MIP (by way of example, the Performance Bonus will not increase either the “Additional Shares” or the “Additional Cash Bonus” (as such terms are defined in the MIP) pursuant to Sections 6(A) and 6(B) of the MIP).
Approval of Fiscal 2007 Bonus Awards for Named Executive Officers under the 2005 Management Incentive Plan
     On June 14, 2006, the Committee approved fiscal 2007 bonus awards (the “2007 Awards”) for certain officers of the Company, including the Named Executive Officers, under the Company’s 2005 Management Incentive Plan. The 2007 Awards are the same for each of the Named Executive Officers and provide for a potential bonus with two components. The first component is based on the performance of the Company as a whole and the second is based on the performance of the Company’s operating divisions or subsidiaries.
     The first component of the bonus is awarded to the Named Executive Officers only if the Company achieves specified earnings per share increases over fiscal 2006 and also achieves certain return on equity targets. This portion of the bonus is calculated by multiplying 70% of the Named Executive Officer’s base salary by a percentage determined based upon the levels of earnings per share increases and return on equity achieved by the Company as a whole. Return on equity is computed as net after-tax earnings for fiscal 2007 divided by the Company’s average stockholders’ equity for fiscal 2007, computed by dividing 5 into the sum of the Company’s stockholders’ equity at the beginning of the year and at the end of each quarter during the year.

     The second component of the bonus is awarded to the Named Executive Officers only if at least 20 operating divisions (increased from 15 in the fiscal 2006 awards) and/or subsidiaries obtain certain return on capital targets and all operating divisions and subsidiaries that obtain the target return on capital employ at least half of the aggregate total capital of all Company operating divisions or subsidiaries. This portion of the bonus is calculated by multiplying the Named Executive Officer’s base salary by 9.0% with respect to the first 20 operating divisions or subsidiaries that obtain a target return on capital and by an additional 1.5% for each additional operating division or subsidiary that obtains the target return on capital.
     For purposes of computing the operating division or subsidiary portion of the bonus, return on capital is computed by dividing the operating division’s or subsidiary’s pretax earnings (excluding any gain on the sale of fixed assets and intercompany interest income, and subject to adjustment to include taxes that would have been included but for the timing of any tax deferrals so that results are consistent with the prior year) by the operating division’s or subsidiary’s total capital. Total capital is computed as the sum of (a) average stockholder’s equity, (b) average long-term debt, (c) average net intercompany borrowings, (d) average patronage dividends receivable and (e) certain specified adjustments (amounts allocated to capital with respect to (i) fixed rate intercompany loans, (ii) capitalized leases, (iii) below market plant and equipment costs, and (iv) other adjustments affecting capital approved by the Committee).
     The Named Executive Officers will not receive any bonus unless the Company meets certain minimum targets with respect to earnings per share and return on stockholder’s equity. There is no maximum on the amount of bonus that may be earned, except that Named Executive Officers are not entitled to receive an annual bonus amount in excess of 1% of the Company’s earnings before income taxes, as publicly disclosed in the “Consolidated Results of Operations” section of the Company’s Form 10-K for fiscal 2007 to be filed with the Securities and Exchange Commission.
     If, during fiscal 2007, the Company sells or exchanges an operating division or subsidiary of the Company, and such sale or exchange results in the Company recognizing a net-after tax gain (an “Extraordinary Gain”), the Committee has the discretion to reduce the portion of the bonus payable with respect to overall Company performance to any participant under the 2007 Awards, including the Named Executive Officers, provided however, that the Committee may not reduce the portion of the bonus payable with respect to overall company performance to an amount less than the bonus payable with respect to overall Company performance if the Company did not take into account the Extraordinary Gain in calculating such amount.
     In determining whether or not the results of operations of the Company or an operating division or subsidiary of the Company result in a bonus under the 2007 Awards, Company accounting practice and generally accepted accounting principles with respect to fiscal 2007 shall be applied on a basis consistent with fiscal 2006, and such determination shall be based on the calculations made by the Company, approved (in the case of the Named Executive Officers) by the Committee, which determination shall be binding on each participant. Notwithstanding the foregoing, if there is any material change in the generally accepted accounting principles applied by the Company during fiscal 2007 relative to fiscal 2006 that results in a material change in accounting, the bonus for fiscal 2007 shall be calculated as if such change had not occurred during fiscal 2007.
     The Committee must approve the payment of any bonus under the 2007 Awards to Named Executive Officers within 90 days following the end of fiscal 2007. All bonuses under the 2007 Awards are subject to the provisions of the 2005 Management Incentive Plan, a copy of which has been filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: June 15, 2006	By:	/s/ Michael C. Nichols

Michael C. Nichols
Vice President, General Counsel and Corporate Secretary